Exhibit 99.C2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated July 17, 2008, in the Registration Statement and related Prospectus (Form S-6 No. 333-152066) dated July 17, 2008 of Equity Opportunity Trust, Value Select Ten Series 2008D.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York

July 17, 2008